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                                                                     EXHIBIT 8.3


August 18, 1999

PXRE Group Ltd.
Clarendon House
2 Church Street
Hamilton HM CX
Bermuda

PXRE Corporation
399 Thornall Street
Edison, New Jersey 08837

         Re:  PXRE Group Ltd.

Ladies and Gentlemen:

         We have acted as United States tax counsel to PXRE Group Ltd., a Bermuda corporation ("PXRE"), and PXRE Corporation, a Delaware corporation ("PXRE Delaware"), in connection with the preparation of the Registration Statement on Form S-4 of PXRE (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance of common shares, par value $1.00 per share, of PXRE ("PXRE Common Shares") in connection with the Agreement and Plan of Merger dated as of July 7, 1999 (the "Merger Agreement"), between PXRE, PXRE Merger Corp., a Delaware corporation and PXRE Delaware. The Registration Statement includes a proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the stockholders of PXRE Delaware in connection with seeking their approval of the Merger Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Registration Statement.

                  In arriving at the opinion referred to below, we have examined and relied upon the following documents:

                  (a) the Registration Statement, including the Exhibits thereto;

                  (b)      the Bye-Laws of PXRE;

                  (c)      the Bye-Laws of PXRE Bermuda;

                  (d)      the Bye-Laws of PXRE Barbados; and







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PXRE Group Ltd.
PXRE Corporation
August 18, 1999
Page 2

                  (e) the tax representations letter of even date herewith to us from PXRE.

                  We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of PXRE, PXRE Delaware and their respective subsidiaries and such certificates and representations of officers and representatives of PXRE, PXRE Delaware and their respective subsidiaries, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion referred to below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in the Registration Statement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

                  Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

                  Our opinion has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with our opinion.

                  Based upon the foregoing and subject to the qualifications and limitations set forth in the Joint Proxy Statement/Prospectus, we confirm that, in our opinion, the material United States federal income tax consequences of the reorganization to PXRE and its subsidiaries and U.S. Holders, of the operations of PXRE and its subsidiaries and of the ownership of PXRE Common Shares by U.S. Holders are as set forth in the Joint Proxy Statement/Prospectus under the captions "Certain Tax Considerations-- Tax Consequences of the Reorganization-- United States," "Certain Tax Considerations-- Taxation of the Company and its Subsidiaries-- United States" and "Certain Tax Considerations-- Taxation of Shareholders-- United States." While such descriptions discuss the material anticipated United States federal income tax consequences applicable to such persons, they do not purport to discuss all United States tax consequences and are limited to those United States tax consequences specifically discussed therein.







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PXRE Group Ltd.
PXRE Corporation
August 18, 1999
Page 3

                  In giving our opinion, we express no opinion other than as to the federal income tax law of the United States of America.

                  We are furnishing this letter in our capacity as special United States tax counsel to PXRE and PXRE Delaware. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and we further consent to the use of our name under the captions "Legal Matters" and "Certain Tax Considerations" in the Registration Statement.

                                                   Very truly yours,


                                                   MORGAN, LEWIS & BOCKIUS LLP